                           SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                             (AMENDMENT NO.     )

Filed by the Registrant    [X]
Filed by a Party other than the Registrant   [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement
[_]  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12


                         FIRST SAVINGS FINANCIAL CORP.
                    --------------------------------------
               (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

         ____________________________________________________________________

     2)  Aggregate number of securities to which transaction applies:

         ____________________________________________________________________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         ____________________________________________________________________

     4)  Proposed maximum aggregate value of transaction:

         ____________________________________________________________________

     5)  Total fee paid:

         ____________________________________________________________________

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:_______________________________________________

     2)   Form Schedule or Registration Statement No.:__________________________

     3)   Filing Party:_________________________________________________________

     4)   Date Filed:__________________________________________________________

                         FIRST SAVINGS FINANCIAL CORP.
                       =================================

                             POST OFFICE BOX 1885
                             501 SOUTH MAIN STREET
                     REIDSVILLE, NORTH CAROLINA 27323-1885
                                (910) 342-4251


                 NOTICE OF 1997 ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON APRIL 16, 1997


          NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Stockholders (the "Annual Meeting") of First Savings Financial Corp. (the "Company") will be held on April 16, 1997, at 2:00 p.m., Eastern Time, at the offices of the Company at 501 South Main Street, Reidsville, North Carolina.

          The Annual Meeting is for the purpose of considering and voting upon the following matters:

          1. To elect seven persons who will serve as directors of the Company until the 1998 Annual Meeting of Stockholders or until their successors are duly elected and qualify;

          2. To ratify the selection of KPMG Peat Marwick LLP as the independent auditor for the Company for the 1997 fiscal year; and

          3. To transact such other business as may properly come before the Meeting or any adjournments thereof. The Board of Directors is not aware of any other business to be considered at the Meeting.

          The Board of Directors has established February 28, 1997, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. In the event there are not sufficient shares present in person or by proxy to constitute a quorum at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company.


                                    By Order of the Board of Directors



                                    Alecia S. Jones
                                    Secretary

Reidsville, North Carolina
March 25, 1997


A FORM OF PROXY IS ENCLOSED TO ENABLE YOU TO VOTE YOUR SHARES AT THE ANNUAL MEETING. YOU ARE URGED, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD, TO COMPLETE, SIGN, DATE AND RETURN THE PROXY PROMPTLY. A RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR YOUR CONVENIENCE.

                         FIRST SAVINGS FINANCIAL CORP.
                       =================================

                                PROXY STATEMENT
                      1997 ANNUAL MEETING OF STOCKHOLDERS
                                APRIL 16, 1997



               SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

GENERAL

          This Proxy Statement is being furnished to stockholders of First Savings Financial Corp. (the "Company") in connection with the solicitation by the board of directors of the Company (the "Board of Directors" or "Board") of proxies to be used at the 1997 Annual Meeting of Stockholders (the "Annual Meeting") to be held on April 16, 1997, at 2:00 p.m., Eastern Time, at the offices of the Company at 501 South Main Street, Reidsville, North Carolina, and any adjournments thereof. This Proxy Statement and the accompanying form of proxy were first mailed to stockholders on or about March 25, 1997. The Company's office is located at 501 South Main Street, Reidsville, North Carolina 27320 and its telephone number is (910) 342-4251.

          Other than the matters listed on the attached Notice of 1997 Annual Meeting of Stockholders, the Board of Directors knows of no matters that will be presented for consideration at the Annual Meeting. Execution of a proxy, however, confers on the designated proxyholders discretionary authority to vote the shares represented thereby in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting or any adjournments thereof.

REVOCABILITY OF PROXY

          A proxy may be revoked at any time prior to its exercise by the filing of a written notice of revocation with the Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. However, if you are a beneficial owner of shares of the Company's outstanding common stock (the "Common Stock") that are not registered in your own name, you will need appropriate documentation from the holder of record of your shares to vote personally at the Annual Meeting.

SOLICITATION

          The Company will pay the cost of preparing, assembling and mailing this Proxy Statement and other proxy solicitation expenses, if any. In addition to the use of the mail, proxies may be solicited personally or by telephone by directors, officers and regular employees of the Company and its wholly-owned savings bank subsidiary, First Savings Bank of Rockingham County, Inc., SSB (the "Bank"), without additional compensation therefor. Brokerage houses and nominees have been requested to forward these proxy materials to the beneficial owners of shares held of record by such persons and, upon request, the Company will reimburse such persons for their reasonable out-of-pocket expenses in doing so.

VOTING SECURITIES AND VOTE REQUIRED FOR APPROVAL

          Regardless of the number of shares of Common Stock owned, it is important that stockholders be present in person or represented by proxy at the Annual Meeting. Stockholders are requested to vote by completing, signing, dating and returning the enclosed proxy in the enclosed postage-paid envelope. Any stockholder may vote for, against, or withhold authority to vote on any matter to come before the Annual Meeting. If the enclosed proxy is properly completed, signed, dated and returned, and not revoked, it will be voted in accordance with the instructions therein. If a proxy is returned with no instructions given, the proxy will be voted FOR the nominees for election to the Board of Directors named in this Proxy Statement and FOR the ratification of KPMG Peat Marwick LLP as the Bank's independent auditor for the fiscal year ending December 31, 1997. If instructions are given with respect to one but not both proposals, such instructions as are given will be followed and the proxy will be voted FOR the proposal on which no instructions are given.

          The close of business on February 28, 1997 has been fixed by the Board of Directors as the record date ("Record Date") for the determination of those stockholders of record entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. As of the Record Date, the Company had outstanding 986,321 shares of Common Stock and there were approximately 197 stockholders, excluding shares held in street name. Each share of Common Stock entitles its owner to one vote on each matter calling for a vote of stockholders at the Annual Meeting.

          The presence, in person or by proxy, of the holders of at least a majority of shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Since many of our stockholders cannot attend the Annual Meeting, it is necessary that a large number be represented by proxy. Accordingly, the Board of Directors has designated proxies to represent those stockholders who cannot be present in person and who desire to be so represented. In the event there are not sufficient stockholders present, in person or by proxy, to constitute a quorum or to approve or ratify any proposal at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

          In order to be elected, a nominee need only receive a plurality of the votes cast in the election of the applicable class of directors for which he has been nominated. As a result, those persons nominated for election in a class of directors who receive the largest number of votes will be elected as directors. Accordingly, shares not voted for any reason with respect to any one or more nominees will not be counted as votes against such nominees. No stockholder has the right to cumulatively vote his or her shares in the election of directors.

          The proposal to ratify the appointment of the Company's independent auditor for the 1997 fiscal year will be approved if a plurality of the votes cast vote in favor of the proposal.

          Abstentions will be counted for purposes of determining whether a quorum is present at the Annual Meeting. Abstentions will not be counted in tabulating the votes cast on any proposal submitted to the stockholders. Broker non-votes will not be counted either for determining the existence of a quorum or for tabulating votes cast on any proposal.


                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

          The Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires that any person who acquires the beneficial ownership of more than 5% of the Common Stock of the Company notify the Securities and Exchange Commission (the "SEC") and the Company. Following is certain information, as of the Record Date, regarding all persons or groups, as defined in the Exchange Act, who held of record or who are known to the Company to own beneficially more than 5% of the Company's Common Stock.

                                           AMOUNT AND
                                            NATURE OF     PERCENTAGE
                                           BENEFICIAL         OF
                                            OWNERSHIP      CLASS/1/
NAME AND ADDRESS                         ---------------  -----------
----------------
Pat F. Brady                              108,444/2,3/       10.99%
1812 Pennrose Drive
Reidsville, North Carolina 27320

First Citizens BancShares, Inc.            68,200/4/          6.91%
3128 Smoketree Court
Raleigh, North Carolina 27604

David S. Kemp                              87,209/5/          8.84%
Post Office Box 1885
Reidsville, North Carolina 27323-1885

George I. Richardson                      108,444/2,3/       10.99%
1710 Richardson Drive
Reidsville, North Carolina 27320

Benton S. Smothers                        108,444/2,3,6/     10.99%
420 Dogwood Drive
Eden, North Carolina 27288

---------------------
/1/Based upon a total of 986,321 shares of Common Stock outstanding at the Record Date. Assumes the exercise of only those stock options included with respect to the designated recipient.

/2/Includes 75,870 allocated and unallocated shares of Common Stock held by the First Savings Bank of Rockingham County, Inc., SSB Employee Stock Ownership Plan. Mssrs. Brady, Richardson and Smothers are trustees of such Plan and share certain voting and investment power over such shares.

/3/Includes 948 shares which could be purchased within sixty days pursuant to the exercise of stock options granted to the named beneficial owner under the First Savings Financial Corp. Stock Option Plan and 1,626 shares awarded to the named beneficial owner under the First Savings Bank of Rockingham County, Inc., SSB Management Recognition Plan, which shares will vest 20% on April 19, 1997 and 20% each year thereafter until all such shares are vested on April 19, 2001.

/4/Based upon the Schedule 13D of First Citizens BancShares, Inc., Lewis R.
   Holding, Frank B. Holding, Frank B. Holding, Jr., Hope Holding Connell and Peter M. Bristow dated February 19, 1997.

/5/Includes 30,000 shares held individually, 23,126 shares held in three separate trusts established under the Last Will and Testament of W. David Stocks and 8,963 shares held in trust for the First Savings Bank of Rockingham County, SSB Employees' Pension Plan. Mr. Kemp has sole voting and investment power over all shares. Also includes 4,742 shares which could be purchased within sixty days pursuant to the exercise of stock options granted to the named beneficial owner under the First Savings Financial Corp. Stock Option Plan and 9,484 shares awarded to the named beneficial owner under the First Savings Bank of Rockingham County, Inc., SSB Management Recognition Plan, which shares will vest 20% on April 19, 1997 and 20% each year thereafter until all such shares are vested on April 19, 2001. Includes 10,894 shares allocated to Mr. Kemp under the First Savings Bank of Rockingham County, Inc., SSB Employee Stock Ownership Plan.

/6/Shares voting and investment power with regard to 25,623 shares of Common
   Stock held jointly with spouse. Includes 543 shares held as custodian for children.

Set forth below is certain information, as of the Record Date, regarding those shares of Common Stock owned beneficially by each of the members of the Board of Directors (including nominees for re-election at the Annual Meeting), each of the members of the board of directors of the Bank, each of the executive officers of the Company and the Bank, and the directors and executive officers of the Company and the Bank as a group (all persons listed are directors of the Company and the Bank).

                                             AMOUNT AND
                                             NATURE OF     PERCENTAGE
                                             BENEFICIAL        OF
NAME AND ADDRESS                           OWNERSHIP/1,2/   CLASS/3/
----------------                           --------------  -----------

Pat F. Brady                                 108,444/4,5/    10.99%
Director of the Company and the Bank
1812 Pennrose Drive
Reidsville, North Carolina  27320

Fred B. Coates                                12,574/5/       1.27%
Chairman of the Board of Directors
  of the Company and the Bank
610 Parkway Boulevard
Reidsville, North Carolina  27320

Phillip M. Hooper                              7,574/5,6/      .77%
Director of the Company and the Bank
805 Country Club Drive
Reidsville, North Carolina  27320

David S. Kemp                                 87,209/7/       8.84%
Director, President and Chief Executive
  Officer of the Company and the Bank
Post Office Box 1885
Reidsville, North Carolina  27323-1885

George I. Richardson                         108,444/5/      10.99%
Director of the Company and the Bank
1710 Richardson Drive
Reidsville, North Carolina  27320

Benton S. Smothers                           108,444/5,8/    10.99%
Director of the Company and the Bank
420 Dogwood Drive
Eden, North Carolina  27288



                                             AMOUNT AND
                                             NATURE OF     PERCENTAGE
                                             BENEFICIAL        OF
NAME AND ADDRESS                           OWNERSHIP/1,2/   CLASS/3/
----------------                           --------------  -----------

Gilbert R. Upchurch                           25,074/5/       2.54%
Director of the Company and the Bank
1012 Oakcrest Drive
Reidsville, North Carolina  27320

Directors and Executive Officers             333,393         33.80%
  as a group (8 persons)

---------------------
/1/Voting and investment power is not shared unless otherwise indicated.

/2/Unless otherwise noted, all shares are owned directly of record by the named individuals, by their spouses and minor children, or by other entities controlled by the named individuals.

/3/Based upon a total of 986,321 shares of Common Stock outstanding at the Record Date. Assumes the exercise of only those stock options included with respect to the designated recipient.

/4/Includes 75,870 allocated and unallocated shares of Common Stock held by the First Savings Bank of Rockingham County, Inc., SSB Employee Stock Ownership Plan. Mssrs. Brady, Richardson and Smothers are trustees of such Plan and share certain voting and investment power over such shares. These shares are reported only once in the total for directors and executive officers as a group.

/5/Includes 948 shares which could be purchased within sixty days pursuant to the exercise of stock options granted to the named beneficial owner under the First Savings Financial Corp. Stock Option Plan and 1,626 shares awarded to the named beneficial owner under the First Savings Bank of Rockingham County, Inc., SSB Management Recognition Plan, which shares will vest 20% on April 19, 1997 and 20% each year thereafter until all such shares are vested on April 19, 2001.

/6/Shares voting and investment power with regard to 10,000 shares, which are held jointly with spouse.

/7/Includes 30,000 shares held individually, 23,126 shares held in three separate trusts established under the Last Will and Testament of W. David Stocks and 8,963 shares held in trust for the First Savings Bank of Rockingham County, SSB Employees' Pension Plan. Mr. Kemp has sole voting and investment power over all shares. Also includes 4,742 shares which could be purchased within sixty days pursuant to the exercise of stock options granted to the named beneficial owner under the First Savings Financial Corp. Stock Option Plan and 9,484 shares awarded to the named beneficial owner under the First Savings Bank of Rockingham County, Inc., SSB Management Recognition Plan, which shares will vest 20% on April 19, 1997 and 20% each year thereafter until all such shares are vested on April 19, 2001. Includes 10,894 shares allocated to Mr. Kemp under the First Savings Bank of Rockingham County, Inc., SSB Employee Stock Ownership Plan.

/8/Shares voting and investment power with regard to 25,623 shares of Common
   Stock held jointly with spouse. Includes 543 shares held as custodian for children.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than ten percent of the Company's Common Stock, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

          Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that during the fiscal year ended December 31, 1996, all of its executive officers and directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements.



                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

NOMINEES

          The Articles of Incorporation of the Company provide that the number of directors of the Company shall not be less than five nor more than fifteen, with the exact number within this range to be fixed from time to time by the Board of Directors. The Board of Directors has currently fixed the size of the Board at seven members.

          Under the North Carolina Business Corporation Act, so long as the total number of directors is fixed at eight or less, all the directors shall be elected to serve for a term of one year, or until their earlier death, resignation, retirement, removal or disqualification or until their successors shall be elected and shall qualify.

          The Board of Directors has nominated the seven persons named below for election as directors to serve for a term of one year or until their earlier death, resignation, retirement, removal or disqualification or until their successors shall be elected and shall qualify. Any other persons nominated must be nominated for a term of one year.

          The persons named in the accompanying form of proxy intend to vote any shares of Common Stock represented by valid proxies received by them to elect the seven nominees listed below as directors for the term specified, unless authority to vote is withheld or such proxies are duly revoked. Each of the nominees for election is currently a member of the Board of Directors. In the event that any of the nominees should become unavailable to accept nomination or election, the size of the Board of Directors shall be reduced by that number of nominees who become unavailable to accept nomination or election. The present Board of Directors has no reason to believe that any of the nominees named herein will be unable to serve if elected to office. In order to be elected as a director, a nominee need only receive a plurality of the votes cast. Votes will be separately cast and tabulated for persons nominated and the seven nominees who receive the largest number of votes will be elected as directors for a one-year term expiring at the 1998 Annual Meeting. Accordingly, shares not voted for any reason respecting any one or more nominees will not be counted as votes against such nominees. No stockholder has the right to cumulatively vote his or her shares in the election of directors.

          The following table sets forth as to each nominee, his name, age, principal occupation during the last five years, the term for which he has been nominated, and the year he was first elected as a director.


                           AGE ON
                        DECEMBER 31,      PRINCIPAL OCCUPATION DURING        TERM    DIRECTOR
NAME                        1996                LAST FIVE YEARS             EXPIRES   SINCE
----                    ------------  ------------------------------------  -------  --------

Pat F. Brady                61        Owner of Pat Brady Oil Co., an oil     1997      1969
                                      and gas distributor located in
                                      Reidsville, since 1958

Fred B. Coates              82        Veterinary Consultant to Reidsville    1997      1966
                                      Veterinary Hospital since 1982

Phillip M. Hooper           81        Retired clothing retailer              1997      1956

David S. Kemp               55        President and Chief Executive          1997      1980
                                      Officer of First Savings since 1980

George I. Richardson        67        Retired family practice physician      1997      1980

Benton S. Smothers          45        Partner in Smothers Brothers Farm      1997      1977
                                      since 1976 and Smothers Brothers
                                      Insurance since 1967 and Vice-
                                      President of Smothers Warehouse
                                      since 1976, all tobacco farming
                                      related businesses located in
                                      Rockingham County

Gilbert R. Upchurch         60        Dental practice in Reidsville since    1997      1968
                                      1964



          Dr. Richardson is married to Mr. Smothers' aunt. The Company is not aware of any other family relationships among its directors and executive officers.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE NOMINEES FOR ELECTION AS DIRECTORS.

MEETINGS OF THE BOARD AND COMMITTEES OF THE BOARD

          The Board of Directors conducts its business through meetings of the Board of Directors and through activities of its committees. The Board of Directors meets monthly and may have additional meetings as needed. During fiscal 1996, the Board of Directors of the Company held twelve meetings. All of the existing directors of the Company, including the nominees for election listed above, attended at least 75% of the aggregate number of meetings of the Board of Directors and committees of the Board on which they served during 1996.

          The Board of Directors of the Company has one standing committee--the Audit Committee.

          The Audit Committee of the Board consists of Gilbert R. Upchurch, Pat
F. Brady and Fred B. Coates. The Audit Committee meets on an as needed basis and
(i) oversees the independent auditing of the Company; (ii) arranges for periodic reports from the independent auditors and from management of the Company and the Bank in order to assess the impact of significant regulatory and accounting changes and developments; (iii) advises the Board of Directors regarding significant accounting and regulatory developments; (iv) reviews corporate policies regarding compliance with laws and regulations, conflicts of interest and employee misconduct and reviews situations related thereto; (v) develops and implements the Company's policies regarding internal and external auditing and appoints, meets with and oversees the performance of those employed in connection therewith; and (vi) performs such other duties as may be assigned to it by the Board of Directors. The Audit Committee met once during fiscal 1996.

          In addition, the full Board of Directors acts as a nominating committee each year prior to the annual meeting of stockholders to nominate persons for election to the Board of Directors. The Company's Bylaws provide that, in order to be eligible for consideration at the annual meeting of stockholders, all nominations of directors, other than those made by the Company's Board of Directors, must be made in writing and must be delivered to the Secretary of the Company not less than 30 days nor more than 50 days prior to the meeting at which such nominations will be made; provided, however, if less than 21 days notice of the meeting is given to stockholders, such nominations must be delivered to the Secretary of the Company not later than the close of business on the seventh day following the day on which the notice of meeting was mailed.

BOARD OF DIRECTORS OF THE BANK

          The Bank also has a seven member Board of Directors which is composed of the same persons who are now directors of the Company.

DIRECTORS COMPENSATION

          BOARD FEES. Members of the Board of Directors receive no fees or compensation for serving on the Board of Directors of the Company. However, all members of the Company's Board of Directors are also directors of the Bank. During fiscal year 1996, each member of the Bank's Board of Directors received directors' fees of $689 per month for attendance at the regularly scheduled monthly Board of Directors meetings and $689 for attendance at each special meeting. In addition, directors serving on the Bank's Loan Committee, with the exception of Mr. Kemp, received $25 for each meeting attended.

          RETIREMENT PLAN AGREEMENTS. The Bank has entered into a Retirement Plan Agreement with each director of the Bank which provide a monthly payment of $500 upon retirement following a director's attainment of age 65 (but no sooner than five years from the date of the Retirement Plan Agreement, which was April 13, 1995), death or disability. Payments under the Agreements are to be made in equal monthly installments over a period of 120 months. The Bank has purchased life insurance policies to assist it in meeting its obligations under the Agreements.

          DEFERRED COMPENSATION AGREEMENTS. Messrs. Brady, Kemp, Richardson, Upchurch and Smothers have entered into unfunded deferred compensation agreements with the Bank under which the directors have waived payment of their Board of Directors' fees in specified amounts for a period of five years. Upon attaining 65 years of age, these directors will begin receiving a specified payment in equal monthly installments over a period of 120 months. Such payments shall be made to the designated beneficiary of the director should the director die prior to attaining age 65. The agreements also provide for payment of benefits in the event the director otherwise terminates his directorship and provide for the forfeiture of benefits under certain circumstances. The Bank has purchased life insurance policies on the lives of the directors to assist the Bank in meeting its obligations under the agreements. In October 1994, Dr. Richardson began receiving monthly payments under his deferred compensation agreement.

          LIFE INSURANCE BENEFIT PLAN. Messrs. Coates and Hooper have participated in a Life Insurance Benefit Plan made available to them by the Bank. Under the plan the Bank has purchased a life insurance policy for each director, payable to the Bank. Upon the director's death, the director's designated beneficiary receives the life insurance policy proceeds in excess of the amount of premiums paid by the Bank on the policy. The policy may be purchased by the director at its cash value if the director terminates his directorship prior to his death.

          STOCK OPTION PLAN. See "Management Compensation -- Stock Option Plan" for a discussion of the stock options granted to members of the Board of Directors under the First Savings Financial Corp. Stock Option Plan (the "Stock Option Plan").

          MANAGEMENT RECOGNITION PLAN. See "Management Compensation --Management Recognition Plan" for a discussion of the restricted stock awards made to members of the Board of Directors under the First Savings Bank of Rockingham County, Inc., SSB Management Recognition Plan (the "MRP").

EXECUTIVE OFFICERS

          The following table sets forth certain information with respect to the persons who are executive officers of either the Company or the Bank or both.

                                                                               EMPLOYED BY
                                                                               THE BANK OR
                          AGE ON              POSITIONS AND OCCUPATIONS        THE COMPANY
NAME                 DECEMBER 31, 1996         DURING LAST FIVE YEARS             SINCE
----                 -----------------        -------------------------        -----------

David S. Kemp              55                 President and Chief Executive        1980
                                              Officer of the Company and
                                              the Bank

Cynthia F. Teague          41                 Vice President and Chief Financial   1984
                                              Officer of the Company and the Bank



MANAGEMENT COMPENSATION

          SUMMARY COMPENSATION TABLE. The executive officers of the Company are not paid any cash compensation by the Company. However, the executive officers of the Company are also executive officers of the Bank and receive cash compensation from the Bank. The following table shows, for the fiscal year ending December 31, 1996, the cash compensation paid by the Bank, as well as certain other compensation paid or accrued for those years, to (i) the Chief Executive Officer of the Bank and (ii) all other executive officers of the Bank whose cash compensation exceeded $100,000 in fiscal 1996 (there were none), for services in all capacities.


                                                                                                                        ALL OTHER
                                           ANNUAL COMPENSATION                      LONG TERM COMPENSATION AWARDS      COMPENSATION
                                  ----------------------------------------      -------------------------------------- ------------
                                                                                                 SECURITIES UNDERLYING
                                                                                RESTRICTED            OPTIONS/STOCK
NAME AND                                                    OTHER ANNUAL          STOCK            APPRECIATION RIGHTS
PRINCIPAL POSITION          YEAR      SALARY      BONUS   COMPENSATION/(1)/       AWARDS          ("SARS") (IN SHARES)
------------------          ----      ------      -----   -----------------     ----------       ---------------------
David S. Kemp, President    1996  $124,868/(2)/  $4,858          $0           $105,509.50/(3)/      23,710/0/(4)/      $19,761/(5)/
and Chief Executive Officer 1995   118,450/(6)/   4,583           0                     0                0/0            14,045/(7)/

------------------

/(1)/Perquisites for the fiscal year did not exceed the lesser of $50,000, or 10% of salary and bonus as reported for Mr. Kemp.

/(2)/Includes $8,268 in directors fees.

/(3)/Pursuant to the Bank's Management Recognition Plan, Mr. Kemp has been awarded 9,484 shares of the Common Stock which had a market value of $11.125 per share on the date of grant (April 19, 1996) and $12.50 per share as of December 31, 1996, or a total value of $118,550 on December 31, 1996. These shares will vest 20% on April 19, 1997 and 20% each year thereafter until all such shares are vested on April 19, 2001. Mr. Kemp has all rights of ownership with respect to such shares, including the right to receive dividends.

/(4)/These options, granted pursuant to the Company's Stock Option Plan, entitle Mr. Kemp to purchase, at any time after vesting and before April 19, 2006, shares of the Common Stock in exchange for an exercise price of $11.125 per share, which was the fair market value of the shares on the date of grant. These shares will vest 20% on April 19, 1997 and 20% each year thereafter until all such options are vested on April 19, 2001. Options become 100% vested upon death or disability.

/(5)/Includes $12,670 representing split dollar life insurance premiums paid by the Bank for the benefit of Mr. Kemp, and $7,091 contributed by the Bank pursuant to the Bank's Employee Stock Ownership Plan for Mr. Kemp's benefit. A total of 10,894 shares of common stock of the Company, with a market value of $133,452 or $12.25 per share as of June 30, 1996, were allocated to Mr. Kemp under the Employee Stock Ownership Plan during the year.

/(6)/Includes $8,450 in director fees, $2,840 of which have been deferred.

/(7)/Includes $1,375 contributed by the Bank to the 401(k) plan for Mr. Kemp's benefit and $12,670 representing split dollar life insurance premiums paid by the Bank for the benefit of Mr. Kemp.

          LIFE INSURANCE POLICY AGREEMENT. The Bank has a split dollar life insurance policy agreement with Mr. Kemp in addition to the other life insurance benefits he receives as an employee of the Bank. The agreement provides that the Bank will maintain a life insurance policy on the life of Mr. Kemp in the face amount of $500,000. The Bank is responsible for payments of the premiums on the policy and is the owner of the policy. Upon Mr. Kemp's death, the Bank will be entitled to the portion of the death benefit equal to the greater of (i) the cash value of the policy as of the end of the policy year in which death occurred plus the cash value of paid-up additions as of the end of such policy year, plus dividend accumulations, reduced by any indebtedness (policy loan) of the Bank to the insurer under the policy or (ii) the sum of the total premiums paid by the Bank, reduced by any such indebtedness (policy loan) of the Bank. Mr. Kemp's beneficiary will be entitled to receive the remainder of the death benefit. In the event no beneficiary is named, the beneficiary shall be his estate. The policy does not provide for a cash surrender value payable to Mr. Kemp.

          EMPLOYEE STOCK OWNERSHIP PLAN. In connection with the conversion of the Bank from mutual to stock form in 1995 (the "Conversion"), the Bank established the First Savings Bank of Rockingham County, Inc., SSB Employee Stock Ownership Plan (the "ESOP") for eligible employees of the Bank. Employees with 1,000 hours of employment in a plan year and who have attained age 21 are eligible to participate. As part of the Conversion, the ESOP borrowed funds from the Company and used the funds to purchase 75,870 of the shares of Common Stock issued in the Conversion. Collateral for the loan is the Common Stock purchased by the ESOP. The loan will be repaid principally from the Bank's discretionary contributions to the ESOP over a period of 15 years or less. Dividends, if any, paid on shares held by the ESOP may also be used to reduce the loan. The loan has not been guaranteed by the Bank.

          Shares purchased by the ESOP are held in a suspense account for allocation among participants as the loan is repaid. Contributions to the ESOP and shares released from the suspense account in an amount proportional to the repayment of the ESOP loan are allocated among ESOP participants on the basis of relative compensation in the year of allocation. Benefits vest in annual increments with full vesting upon attaining five years of service (with credit given for years of service prior to the Conversion). Prior to the completion of five years of credited service, a participant who terminates employment for reasons other than death, retirement (or early retirement), or disability will receive only vested benefits under the ESOP. Forfeitures are reallocated among remaining participating employees in the same proportion as contributions. Benefits immediately vest and are payable upon death or disability. The Bank's contributions to the ESOP are not fixed, so benefits payable under the ESOP cannot be estimated. Principal and interest payments totalling $379,181 were made on the loan from the Company to the ESOP in the fiscal year ended December 31, 1996. During that same period, 28,808 shares, with a market value of $352,900 ($12.25 per share) at June 30, 1996, were allocated to participants in the ESOP during that same period.

          The Company has established a committee of the Board of Directors to administer the ESOP. Trustees for the ESOP were appointed prior to the Conversion. The ESOP committee may instruct the trustees regarding investment of funds contributed to the ESOP. Participating employees may instruct the trustees as to the voting of all shares allocated to their respective accounts held in the ESOP. The unallocated shares held in the suspense account, and all allocated shares for which voting instructions are not received, will be voted by the trustees in their discretion subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

          The ESOP may be considered an "anti-takeover" device since the ESOP owns a sufficient percentage of the outstanding Common Stock of the Company that the vote or decision whether to tender shares of the ESOP may be used as a defense in a contested takeover.

          STOCK OPTION PLAN. The Stock Option Plan is administered by a committee of the Company's Board of Directors (the "Stock Option Plan Committee"). The Company has reserved 94,838 shares of the Common Stock for issuance upon the exercise of options which have been granted under the Stock Option Plan. All directors, officers and employees of the Company, the Bank, and any of the Bank's subsidiaries are eligible for participation in the Stock Option Plan. The Stock Option Plan Committee, in its sole discretion, determines who will participate in the Stock

Option Plan. At this time, 14 directors, officers and employees of the Bank are eligible to participate in the Stock Option Plan and that group was granted options to purchase 94,838 shares of the Common Stock on April 19, 1996.

          The following table provides certain information with respect to the grant of stock options to Mr. Kemp made during the fiscal year ended December 31, 1996.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                       INDIVIDUAL GRANTS
                                                 % OF TOTAL
                  NUMBER OF SECURITIES          OPTIONS/SARS          EXERCISE
                 UNDERLYING OPTIONS/SARS         GRANTED TO           OR BASE      EXPIRATION
NAME                     GRANTED          EMPLOYEES IN FISCAL YEAR     PRICE          DATE
----             -----------------------  ------------------------   ----------  --------------
David S. Kemp          23,710/1/                35.71%               $11.125/2/   April 19, 2006
----------------

/1/20% of the options granted vest on April 19, 1997 and 20% each year thereafter until all such options are vested on April 19, 2001.

/2/Represents the market price of the underlying securities on the date of grant, based upon the price paid for the Common Stock in the last trade known to management to have occurred prior to April 19, 1996 (the date of grant), which trade occurred on April 12, 1996.

No options were exercised by Mr. Kemp during the fiscal year ended December 31, 1996.


              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                                                               VALUE OF
                                                                     NUMBER OF SECURITIES                     UNEXERCISED
                                                                    UNDERLYING UNEXERCISED                   IN-THE-MONEY
                             SHARES ACQUIRED     VALUE                 OPTIONS/SARS AT                     OPTIONS/SARS AT
NAME                           ON EXERCISE      REALIZED             FISCAL YEAR END/(1)/                    FISCAL YEAR/(2)/
----                         ---------------  ------------    ------------------------------      -------------------------------

                                                              EXERCISABLE      UNEXERCISABLE      EXERCISABLE       UNEXERCISABLE
                                                              -----------      -------------      -----------       -------------

David S. Kemp                      0              $0              0               23,710              $0               $32,601

-----------------
/(1)/All stock options were granted as of April 19, 1996. No stock options vested in the fiscal year ended December 31, 1996.

/(2)/The exercise price of the stock options is $11.125. The price paid for the Common Stock in the last trade known to management to have occurred prior to December 31, 1996 was $12.50, which trade occurred on December 27, 1996.


          Options granted under the Stock Option Plan have a vesting schedule which provides that 20% of the options granted vest on April 19, 1997, and 20% will vest on each subsequent anniversary date, so that the options would be completely vested on April 19, 2001. Options become 100% vested upon death or disability, if earlier.

          Although both incentive and non-qualified options have been granted under the Stock Option Plan, all of the stock options granted to employees are intended to be incentive stock options. In the case of an incentive stock option, an optionee is not deemed to have received taxable income upon the grant or exercise of the stock option, provided the shares are not disposed of by the optionee for at least one year after the date of exercise and two years after the date of grant. No compensation deduction may be taken by the Company at the time of the grant or exercise of an incentive option, assuming these holding periods are satisfied. In the case of a non-qualified stock option, an optionee is deemed to receive ordinary income upon exercise of the stock option in an amount equal to the amount by which the exercise price is exceeded by the fair market value of the stock. The amount of any ordinary income deemed to be received by the optionee upon the exercise of a non-qualified stock option is a deductible expense of the Company for tax purposes.

          No cash consideration was paid for the options. Options have an option exercise price of $11.125, the fair market value of the Common Stock on the date of grant (April 19, 1996). The exercise price may be paid in cash or by delivery of shares of Common Stock with a market value equal to the exercise price.

          There is no established market for the Common Stock, excluding limited sporadic quotations, although the Company's Common Stock is quoted over-the-counter through the National Daily Quotation System "pink sheets" published by the National Quotation Bureau, Inc. Subject to the foregoing, and based upon the price paid in the last trade known to management to have occurred prior to March 6, 1997, which trade occurred on February 21, 1997, the per share market value of the Common Stock underlying the options would be $11.00.

          Options granted under the Stock Option Plan have a term of ten years, are not transferable except upon death and continue to be exercisable upon retirement.

          The Stock Option Plan places certain limitations on termination and amendment of the Stock Option Plan. It provides that the Stock Option Plan cannot be terminated upon an acquisition or merger of the Company or the Bank unless the acquiror provides for an equivalent benefit for all then current option holders. It provides that the Stock Option Plan may be amended by the Board of Directors of the Company at any time. It states, however, that stockholder approval of certain amendments may be necessary in order for the Stock Option Plan to satisfy the requirements of SEC Rule 16b-3. It provides that certain Stock Option Plan provisions, including the number of options to be initially granted, may not be amended more than once every six months, except under very limited circumstances.

          MANAGEMENT RECOGNITION PLAN. The MRP is administered by a committee of the Bank's Board of Directors (the "MRP Committee"). All directors, officers and employees of the Company, the Bank, and any of the Bank's subsidiaries are eligible for participation in the MRP. The MRP Committee, in its sole discretion, determines who will participate in the MRP. At this time, 14 directors, officers and employees are eligible to participate in the MRP and that group was awarded a total of 37,935 restricted shares on April 19, 1996. No cash consideration was paid for the restricted shares awarded.

          The shares awarded under the MRP were issued from authorized but unissued shares of Common Stock. The shares granted vest at a rate of 20% on April 19, 1997, and 20% on each subsequent anniversary date, so that the shares will be completely vested on April 27, 2001. Grants of Common Stock under the MRP immediately vest upon the disability or death of a participant. The awards are not forfeitable upon vesting.

          The MRP places certain limitations on termination and amendment of the MRP. It provides that the MRP cannot be terminated upon an acquisition or merger of the Company or the Bank unless the acquiror provides for an equivalent benefit for all then current MRP participants. It also provides that the MRP may be amended by the Board of Directors of the Bank at any time. It states, however, that stockholder approval of certain amendments may be necessary in order for the MRP to satisfy the requirements of SEC Rule 16b-3. It provides that certain MRP provisions, including the number of shares of Common Stock to be awarded initially, may not be amended more than once every six months, except under very limited circumstances.

          The value of the MRP shares is $11.125 per share of Common Stock, which is equal to the market value of the shares at the time of issuance on April 19, 1996. The total value of the MRP shares awarded is being recognized as an expense to the Bank and amortized over the vesting period.

          EMPLOYMENT AGREEMENTS. In connection with the Conversion, the Bank entered into employment agreements with David S. Kemp and Cynthia F. Teague in order to establish their duties and compensation and to provide for their continued employment with the Bank. The agreements provide for an initial term of employment of three years. Commencing on the first anniversary date and continuing on each anniversary date thereafter, following a performance evaluation of the employee, each agreement may be extended for an additional year so that the remaining term shall be three years unless written notice of non-renewal is given by the Board of Directors. Mr. Kemp's agreement provides for an annual base salary of $116,600. Ms. Teague's agreement provides for an annual base salary of $61,000. The agreements also provide that the base salary shall be reviewed by the Board of Directors not less often than annually. In the event of a change in control (as defined below), the employee's base salary shall be increased by at least 6% annually. In addition, the employment agreements provide for profitability and discretionary bonuses and participation in other pension, profit-sharing or retirement plans maintained by the Bank and the Company, as well as fringe benefits normally associated with such employee's office. The employment agreements provide that they may be terminated by the Bank for cause, as defined in the agreements, and that they may otherwise be terminated by the Bank (subject to vested rights) or by the employee.

          Each employment agreement provides that the nature of the employee's compensation, duties or benefits cannot be diminished following a change in control of the Bank or the Company. A change in control generally will occur if
(i) after the effective date of the employment agreements, any "person" (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act), directly or indirectly, acquires beneficial ownership of voting stock, or acquires irrevocable proxies or any combination of voting stock and irrevocable proxies, representing 25% or more of any class of voting securities of either the Company or the Bank, or acquires in any manner control of the election of a majority of the directors of either the Company or the Bank, (ii) either the Company or the Bank consolidates or merges with or into another corporation, association or entity, or is otherwise reorganized, where neither the Company nor the Bank is the surviving corporation in such transaction, or (iii) all or substantially all of the assets of either the Company or the Bank are sold or otherwise transferred to or are acquired by any other entity or group.

          The employment agreements could have the effect of making it less likely that the Bank or the Company will be acquired by another entity.



                                  PROPOSAL 2

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR

          KPMG Peat Marwick LLP, the Company's and the Bank's independent auditor for the year ended December 31, 1996, has been selected as the Company's and the Bank's independent auditor for the year ending December 31, 1997. Such selection is being submitted to the Company's stockholders for ratification. A representative of KPMG Peat Marwick LLP is expected to attend the Annual Meeting and will be afforded an opportunity to make a statement, if he so desires, and to respond to appropriate questions from stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THIS PROPOSAL.

                   DATE FOR RECEIPT OF STOCKHOLDER PROPOSALS

          It is presently anticipated that the 1998 Annual Meeting of Stockholders will be held on April 16, 1998. In order for stockholder proposals to be included in the proxy material for that meeting, such proposals must be received by the Secretary of the Company at the Company's principal executive office not later than December 16, 1997, and meet all other applicable requirements for inclusion therein.


                                 OTHER MATTERS

          Management knows of no other matters to be presented for consideration at the Annual Meeting or any adjournments thereof. If any other matters shall properly come before the Annual Meeting, it is intended that the proxyholders named in the enclosed form of proxy will vote the shares represented thereby in accordance with their judgment, pursuant to the discretionary authority granted therein.


                                 MISCELLANEOUS

          The Annual Report of the Company for the year ended December 31, 1996, which includes consolidated financial statements audited and reported upon by the Company's independent auditor, is being mailed along with this Proxy Statement; however, it is not intended that the Annual Report be deemed a part of this Proxy Statement or a solicitation of proxies.

          THE FORM 10-KSB FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, WILL BE PROVIDED FREE OF CHARGE TO THE COMPANY'S STOCKHOLDERS UPON WRITTEN REQUEST DIRECTED TO: FIRST SAVINGS FINANCIAL CORP., 501 SOUTH MAIN STREET, REIDSVILLE, NORTH CAROLINA 27320, ATTENTION: DAVID S. KEMP.


                                             By Order of the Board of Directors,



                                             Alecia S. Jones
                                             Secretary


Reidsville, North Carolina
March 25, 1997

[X] PLEASE MARK VOTES                 REVOCABLE PROXY
    AS IN THIS EXAMPLE         FIRST SAVINGS FINANCIAL CORP.

                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 16, 1997
                                   2:00 P.M.
  The undersigned hereby appoints the official proxy committee consisting of all the members of the Board of Directors of First Savings Financial Corp. (the "Company"), each with full power of substitution, to act as attorneys and proxies for the undersigned, and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Stockholders, to be held at the offices of the Company, 501 South Main Street, Reidsville, North Carolina, on April 16, 1997, at 2:00 p.m. and at any and all adjournments thereof, as follows:







                                                       ------------------------
   Please be sure to sign and date                      Date
     this Proxy in the box below.
--------------------------------------------------------------------------------



----Co-Holder (if any) sign above-------------------Stockholder sign above------


                                                   FOR       WITH-       FOR ALL
                                                             HOLD        EXCEPT
1. The approval of the election of the             [_]        [_]          [_]
   following named directors:

        PAT F. BRADY, FRED B. COATES, PHILLIP M. HOOPER, DAVID S. KEMP, GEORGE I. RICHARDSON, BENTON S. SMOTHERS, GILBERT R. UPCHURCH

INSTRUCTION: TO WITHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK "FOR ALL EXCEPT" AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.

--------------------------------------------------------------------------------
                                                   FOR      AGAINST      ABSTAIN
2. The ratification of KPMG Peat Marwick LLP as    [_]        [_]          [_]
   the independent auditors of the Bank for the year ending December 31, 1997.

PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE ANNUAL MEETING.                 [_]

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS.

  IF NO INSTRUCTIONS ARE GIVEN, THE PROXY WILL BE VOTED FOR THE NOMINEES FOR
                                                        ---
ELECTION TO THE BOARD OF DIRECTORS NAMED IN THIS PROXY STATEMENT AND FOR THE RATIFICATION OF THE ELECTION OF KPMG PEAT MARWICK LLP AS THE INDEPENDENT AUDITORS FOR THE COMPANY FOR THE 1997 FISCAL YEAR. IF INSTRUCTIONS ARE GIVEN
                         ---
WITH RESPECT TO ONE BUT NOT BOTH PROPOSALS SUCH INSTRUCTIONS AS ARE GIVEN WILL BE FOLLOWED AND THE PROXY WILL BE VOTED FOR THE PROSOSAL ON WHICH NO
INSTRUCTIONS ARE GIVEN.                 ---

+                                                                              +
--------------------------------------------------------------------------------
   DETACH ABOVE CARD, SIGN, DATE AND MAIL IN POSTAGE PAID ENVELOPE PROVIDED.
                         FIRST SAVINGS FINANCIAL CORP.
--------------------------------------------------------------------------------
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.
  The above signed acknowledges receipt from the Company, prior to the execution of this Proxy, of a Notice of Annual Meeting and a Proxy Statement dated
March 25, 1997.
  Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign, but only one signature is required.

                              PLEASE ACT PROMPTLY
                   SIGN, DATE AND MAIL YOUR PROXY CARD TODAY
--------------------------------------------------------------------------------